As filed with the Securities and Exchange Commission on December 5, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
AVNET INC.
(Exact name of registrant as specified in its charter)

New York	11-1890605
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization	Identification No.)
2211 South 47th Street, Phoenix, AZ 85034
(480) 643-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David R. Birk, Esq.
Senior Vice President and General Counsel
2211 South 47th Street
Phoenix, AZ 85034
(480) 643-2000
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copies to:
Joseph P. Richardson, Esq.
Squire, Sanders and Dempsey L.L.P.
Two Renaissance Square
40 North Central Avenue
Phoenix, AZ 85004-4498
(602) 528-4000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Small reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of each class of
securities to be	Amount to be Registered/Proposed Maximum Offering Price Per Unit/
Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee
Debt Securities
Common Stock
Preferred Stock
Warrants	(1)(2)
Depositary Shares (3)
Purchase Contracts
Guarantees
Units (4)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all other registration fees.

(3)	Each depositary share will be issued under a depositary agreement and will be evidenced by a depositary receipt.

(4)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

PROSPECTUS
AVNET, INC.
DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
DEPOSITARY SHARES
PURCHASE CONTRACTS
UNITS
     Avent, Inc. may from time to time offer to sell debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts, guarantees or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplements carefully before you invest.
     Avnet’s common stock is listed on the New York Stock Exchange under the symbol “AVT.”
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is December 5, 2008
     If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

Page
ABOUT THIS PROSPECTUS	3
WHERE YOU CAN FIND MORE INFORMATION	3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	3
THE COMPANY	5
USE OF PROCEEDS	5
DESCRIPTION OF SECURITIES	6
PLAN OF DISTRIBUTION	6
VALIDITY OF SECURITIES	7
EXPERTS	7
EX-4.1
EX-5
EX-12
EX-23.1
EX-24
EX-25

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. We may sell any combination of the securities described in this prospectus from time to time.
     The types of securities that we may offer and sell from time to time pursuant to this prospectus are:
•	debt securities;

•	common stock;

•	preferred stock

•	warrants;

•	depositary shares;

•	purchase contracts;

•	guarantees; and

•	units consisting of any of the securities listed above.
          Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus.
     Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (http://www.sec.gov).
          Our annual, quarterly and current reports, proxy statements and other information are also made available free of charge on our investor relations website http://ir.avnet.com/, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at http://ir.avnet.com/. The material posted on our website is not part of this prospectus, unless it is expressly incorporated herein. You can also inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
          We have filed a registration statement and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statements contain additional information about us and the securities we may issue. You may inspect the registration statement and exhibits without charge at the office of the SEC at 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	Our Annual Report on Form 10-K for the fiscal year ended June 28, 2008;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2008;

•	Our Current Report on Form 8-K filed on December 4, 2008;

•	Our Proxy Statement filed on September 25, 2008; and

•	Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.
          You may request a copy of these filings at no cost by writing or telephoning us at the following address:
Corporate Secretary
Avnet, Inc.
2211 North 47th Street
Phoenix, Arizona 85034
(480) 643-2000
www.avnet.com
          You should rely only on the information incorporated by reference or provided in this prospectus and any supplement. We have not authorized anyone else to provide you with other information.

THE COMPANY
          Avnet, Inc., incorporated in New York in 1955, together with its consolidated subsidiaries (the “Company” or “Avnet”), is one of the world’s largest industrial distributors, based on sales, of electronic components, enterprise computer and storage products and embedded subsystems. With sales of $17.95 billion in fiscal 2008, Avnet creates a vital link in the technology supply chain that connects more than 300 of the world’s leading electronic component and computer product manufacturers and software developers with a global customer base of more than 100,000 original equipment manufacturers, electronic manufacturing services providers, original design manufacturers, and value-added resellers. Avnet distributes electronic components, computer products and software as received from its suppliers or with assembly or other value added by Avnet. Additionally, Avnet provides engineering design, materials management and logistics services, system integration and configuration, and supply chain services.
     Avnet has two primary operating groups — Electronics Marketing and Technology Solutions. Both operating groups have operations in each of the three major economic regions of the world: the Americas; Europe, the Middle East and Africa; and Asia/Pacific, consisting of Asia, Australia and New Zealand. Each operating group has its own management team that is led by a group president and includes regional presidents and senior executives within the operating group that manage the various functions within the businesses. Each operating group also has distinct financial reporting that is evaluated at the corporate level on which operating decisions and strategic planning for the Company as a whole are made. Divisions exist within each operating group that serve primarily as sales and marketing units to further streamline the sales and marketing efforts within each operating group and enhance each operating group’s ability to work with its customers and suppliers, generally along more specific product lines or geography. However, each division relies heavily on the support services provided by each operating group as well as centralized support at the corporate level
     Avnet’s principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034, telephone (480) 643-2000.
USE OF PROCEEDS
     Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for Avnet’s general corporate purposes, which may include the refinancing of existing debt, capital expenditures, acquisitions, repurchases of Avnet’s common stock, and working capital. We may temporarily invest funds that are not immediately needed for these purposes in short-term securities.

DESCRIPTION OF SECURITIES
          We will provide specific terms of any securities to be offered in supplements to this prospectus. Debt securities offered under this prospectus will be governed by a document called the “Indenture.” Unless we specify otherwise in the applicable prospectus supplement, the Indenture is a contract between us and The Bank of New York Mellon Trust Company, NA, which acts as Trustee. A copy of the form of the Indenture has been filed with the SEC as an Exhibit to this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy.
PLAN OF DISTRIBUTION
     We may sell the offered securities
•	through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers; or

•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.
     We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.
Sale Through Underwriters
     If we use underwriters in the sale, such underwriters will acquire the debt securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.
Sale Through Agents
     We may sell offered debt securities through agents designated by us. Unless indicated in the prospectus supplement, the agents have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.
Direct Sales
     We may also sell offered debt securities directly. In this case, no underwriters or agents would be involved.
Sale Through the Internet
     We may from time to time offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such debt securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
     Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist you in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process securities will be allocated based on prices bid, terms of bid or other factors.
     The final offering price at which debt securities would be sold and the allocation of debt securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of debt securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.
     If an offering is made using such bidding or ordering system you should review the auction rules, as described in the prospectus supplement, for a more detailed description of such offering procedures.
General Information
     Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.
     We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
VALIDITY OF SECURITIES
     The validity of any offered securities will be passed upon for Avnet by David R. Birk, its Senior Vice President and General Counsel. Certain legal matters with respect to offered securities will be passed upon for the underwriters, dealers or agents, if any, by their counsel.
EXPERTS
     The consolidated balance sheets of Avnet, Inc. and Subsidiary Companies as of June 28, 2008 and June 30, 2007 and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended June 28, 2008, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, and upon the authority of said firm as experts in auditing and accounting. KPMG’s report on the consolidated financial statements contains an explanatory paragraph that states that effective June 30, 2007, Avnet, Inc. adopted Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an Amendment of FASB Nos. 87, 88, 106 and 132 (R), and that effective July 1, 2007, Avnet, Inc. adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109.

PART II
Item 14. Other Expenses of Issuance and Distribution.*
The following table sets forth the estimated fees and expenses payable by the Company in connection with the registration of the securities registered hereby:

SEC registration fees	$	*
Trustees’ and transfer agents’ fees
Costs of printing and engraving
Accounting fees
Rating agency fees
Miscellaneous

Total

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.
Item 15. Indemnification of Directors and Officers.
     Section 6.6 of Avnet’s by-laws provides as follows:
“Indemnification of Directors and Officers”
     “The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other enterprise which any director or officer of the Corporation served in any capacity, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served such other enterprise in any capacity at the request of the Corporation. Expenses incurred by any such person in defending any such action or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action or proceeding promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any constituent or subsidiary corporation (including any constituent of a constituent or subsidiary of a subsidiary) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.”
     Section 721 of the New York Business Corporation Law (the “B.C.L.”) provides that no indemnification may be made to or on behalf of any director or officer of a corporation if “a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.”
     The rights granted under Section 6.6 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against “amounts paid in settlement and reasonable expenses, including attorneys’ fees,” actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against “judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees,” actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is “successful, on the merits or otherwise,” in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).
     A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors’ or officers’ acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).
     Avnet’s directors and officers are currently covered as insureds under directors’ and officers’ liability insurance. Such insurance is subject to renewal in August 2009 and provides coverage for directors and officers of the registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act.
Item 16. Exhibits.

1.1*	Form of Standard Underwriting Agreement Provisions for debt securities

1.2*	Form of Standard Underwriting Agreement Provisions for common stock

4.1	Form of Debt Indenture between the registrant and Bank of New York Mellon Trust Company, N.A., as Trustee

4.2*	Form of Stock Purchase Contract

4.3*	Form of Remarketing Agreement

4.4*	Form of Pledge Agreement

4.5*	Form of Warrant Agreement, including form of Warrant

5	Opinion of David K. Birk, Esq. with respect to the legality of the securities being registered hereunder

12	Statement of computation of ratios of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of David K. Birk, Esq. (included in Exhibit 5)

24	Powers of Attorney

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank of New York Mellon Trust Company, N.A., as trustee of the Indenture filed as Exhibit 4.1(A) to this Registration Statement

*	To be filed in an amendment to the Registration Statement, or in a Current Report on Form 8-K and incorporated by reference herein, in the event of an offering of particular securities.

Item 17. Undertakings:
     The undersigned registrant undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment of this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information relating to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.
     (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf o the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (6) That, for purposes of determining any liability under the Securities Act of 1933 of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Under the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the authorized signer in Phoenix, State of Arizona, on the 5th day of December, 2008.

AVNET, INC.
By:	/s/ Raymond Sadowski
Raymond Sadowski
Senior Vice President and Chief Financial Officer

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Chairman of the Board, Chief Executive
/s/ Roy Vallee	Officer and Director (Principal Executive	December 5, 2008
Roy Vallee	Officer)

* Eleanor Baum	Director	December 5, 2008
Eleanor Baum

* J. Veronica Biggins	Director	December 5, 2008
J. Veronica Biggins

* Lawrence W. Clarkson	Director	December 5, 2008
Lawrence W. Clarkson

* Ehud Houminer	Director	December 5, 2008
Ehud Houminer

* Frank R. Noonan	Director	December 5, 2008
Frank R. Noonan

* Ray M. Robinson	Director	December 5, 2008
Ray M. Robinson

* William P. Sullivan	Director	December 5, 2008
William P. Sullivan

* Gary L. Tooker	Director	December 5, 2008
Gary L. Tooker

/s/ Raymond Sadowski	Senior Vice President and Chief Financial	December 5, 2008
Raymond Sadowski	Officer (Principal Financial Officer)

*By:	/s/ Raymond Sadowski (Raymond Sadowski)
Attorney-in-Fact

Exhibit Index

1.1*	Form of Standard Underwriting Agreement Provisions for debt securities

1.2*	Form of Standard Underwriting Agreement Provisions for common stock

4.1	Form of Debt Indenture between the registrant and Bank of New York Mellon Trust Company, N.A., as Trustee

4.2*	Form of Stock Purchase Contract

4.3*	Form of Remarketing Agreement

4.4*	Form of Pledge Agreement

4.5*	Form of Warrant Agreement, including form of Warrant

5	Opinion of David K. Birk, Esq. with respect to the legality of the securities being registered hereunder

12	Statement of computation of ratios of earnings to fixed charges

23.1	Consent of KPMG LLP

23.2	Consent of David K. Birk, Esq. (included in Exhibit 5)

24	Powers of Attorney

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Bank of New York Mellon Trust Company, N.A., as trustee of the Indenture filed as Exhibit 4.1(A) to this Registration Statement

*	To be filed in an amendment to the Registration Statement, or in a Current Report on Form 8-K and incorporated by reference herein, in the event of an offering of particular securities.